EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92613
(To Prospectus dated July 3, 2003)                                     333-95807



                             [TELECOM HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                              Primary
                                                                  Share       Trading
                 Name of Company                      Ticker     Amounts      Market
         --------------------------------------     ----------  ---------    ---------
         ALLTEL Corp.                                   AT          2          NYSE
         AT&T Corp.                                     T           5          NYSE
         AT&T Wireless Services                        AWE        8.045        NYSE
         BCE Inc.                                      BCE          5          NYSE
         BellSouth Corp.                               BLS         15          NYSE
         Cincinnati Bell Incorporated                  CBB          2          NYSE
         CenturyTel, Inc.                              CTL          1          NYSE
         Level 3 Communications, Inc.                  LVLT         3         NASDAQ
         Nextel Communications, Inc.                   NXTL         6         NASDAQ
         Qwest Communications International Inc.        Q       12.91728       NYSE
         SBC Communications Inc.                       SBC         27          NYSE
         Sprint Corporation-FON Group                  FON          6          NYSE
         Sprint Corporation-PCS Group                  PCS          6          NYSE
         Telephone and Data Systems, Inc.              TDS          1          AMEX
         Verizon Communications                         VZ        21.76        NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.